Exhibit 99

   NEWS MEDIA CONTACT:
Edgar P. McDougal
(847) 286-9669

INVESTOR CONTACT:
Scott A. Bohaboy
(847) 286-7419

FOR IMMEDIATE RELEASE:
January 27, 2005

SEARS REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

HOFFMAN ESTATES, Ill. -- Sears, Roebuck and Co. (NYSE: S) today reported net income of $378 million, or $1.76 per share on an average base of 214.3 million common equivalent shares, for the fourth quarter ended Jan. 1, 2005, compared with net income of $2.7 billion, or $10.84 per share on an average base of 253.6 million common equivalent shares, in the fourth quarter of 2003.  The prior year results include the results of the domestic Credit and Financial Products and National Tire & Battery ("NTB") businesses divested in the fourth quarter of 2003.

Sears' fourth quarter 2003 earnings also included a pretax gain of $4.1 billion, or $10.38 per share, related to the sale of the company's domestic Credit and Financial Products business, a pretax charge of $791 million, or $1.98 per share, on the early retirement of debt that occurred as a result of the sale of the company's domestic Credit and Financial Products business and a pretax gain of $81 million, or $0.20 per share, related to the sale of NTB.

"Fourth quarter earnings and revenues met our expectations, with control of costs and expenses offsetting margin pressure," said Chairman and CEO Alan J. Lacy.  "As we forecasted in October, domestic comparable store sales were flat during the fourth quarter, with sales increases in October and November offset by a decline in December.  The year was marked by further restructuring and repositioning of our core retail business, which slowed short-term results, but positions us well for the future."

Domestic

The Domestic segment, which includes all domestic retail formats as well as the company's corporate functions, reported operating income of $471 million for the fourth quarter of 2004, compared with operating income of $49 million in the fourth quarter of 2003, with the prior year period benefiting from an additional week in the fiscal quarter. The prior year results included an operating loss of $642 million from the divested domestic Credit and Financial Products business and operating income of $6 million from the divested NTB business.  The operating loss of $642 million included a pretax charge of $791 million on the early retirement of debt that occurred as a result of the sale of the company's domestic Credit and Financial Products business.

Merchandise sales and services revenues for the 2004 fourth quarter were $9.6 billion, compared with $10.2 billion in the prior year period.  Prior year revenues included approximately $560 million attributable to the 53rd week and $80 million from NTB.  Overall, domestic comparable store sales, excluding the 53rd week in the fourth quarter of 2003, decreased 0.2 percent in the fourth quarter of 2004.  In the home group, sales of home appliances, particularly in cooking and laundry, were strong with digital cameras and entertainment software also performing well in the quarter.  Within apparel, comparable store sales were in-line with expectations, with improvements in several key categories including sportswear, outerwear and juniors.

The gross margin rate for the quarter decreased to 27.2 percent in the current year from 29.2 percent in the prior year primarily driven by increased in-season clearance markdowns taken on slower moving inventory and a higher level of promotional markdowns.

Selling and administrative expenses for the fourth quarter were $1.9 billion and included $13 million of direct costs associated with the pending merger with Kmart Holding Corporation.  The prior year selling and administrative expenses of $2.1 billion included $73 million related to divested businesses.

Sears Canada

Sears Canada reported operating income of $140 million for the fourth quarter of 2004, compared with operating income of $109 million in the fourth quarter of 2003.

Revenues for the fourth quarter increased 4.0 percent to $1.6 billion.  Sales declines across most major merchandise categories were offset by favorable foreign currency exchange rates.  In addition, during the fourth quarter of 2004, Sears Canada amended certain provisions of its credit card receivables securitization program resulting in the recognition of $32 million of revenue from the sale of receivables.  Overall, on a Canadian dollar basis, Sears Canada comparable store sales, excluding the 53rd week in the fourth quarter of 2003, decreased 1.7 percent in the fourth quarter of 2004.

The gross margin rate declined to 30.0 percent in the current year quarter from 30.9 percent in the prior year, primarily due to a change in sales mix weighted more heavily toward lower margin products, including home appliances and furniture, and increased promotional activity.

Selling and administrative expenses as a percentage of revenues decreased to 21.7 percent in the current year quarter from 23.5 percent in the prior year, primarily due to lower payroll and benefit expenses.

Full-Year 2004 Earnings

The company also reported full-year 2004 net income before the cumulative effect of a change in accounting principle of $350 million, or $1.61 per share on an average base of 216.7 million common equivalent shares, compared with net income of $3.4 billion, or $11.86 per share on an average base of 286.3 million common equivalent shares, for 2003.

The company's 2004 full-year results include a one-time, non-cash, after-tax charge of $839 million, or $3.87 per share, for the cumulative effect of a change in accounting principle related to its domestic pension and post-retirement medical benefit plans.  Net loss after the cumulative effect of this accounting change was $489 million, or $2.26 per share for the full year.

Several other significant items affected the 2004 full year results, including revenue from the sale of Sears Canada's receivables, direct costs associated with the pending merger with Kmart Holding Corporation, the curtailment gain related to changes to the company's retiree medical benefits, the interest and associated debt retirement costs related to the legacy debt of the former Credit and Financial Products business, a charge for severance costs associated with the restructuring of the company's home office organization, and additional depreciation expense due to shortening the estimated remaining useful lives for assets sold to Computer Sciences Corporation.

The company's 2003 full-year results also included significant items, including the gain on the sale of the domestic Credit and Financial Products business, the gain on the sale of NTB, the loss on the early retirement of debt, and a charge resulting from the company's refinement of its business strategy for The Great Indoors.

Significant Developments

     On Nov. 17, 2004, Sears and Kmart Holding Corporation announced a definitive merger agreement that would combine Sears and Kmart into a major new retail company named Sears Holdings Corporation.  Sears Holdings is expected to be the nation's third largest retailer, initially with approximately $55 billion in annual revenues and 2,350 full-line and off-mall stores and 1,100 specialty retail stores in the United States.  The merger, which is expected to close in early March 2005, is subject to the receipt of shareholder and regulatory approvals and the satisfaction or waiver of other customary closing conditions.

Financial Position

         As a result of the sale of the domestic Credit and Financial Products business in November 2003 and related liability management actions, the company's domestic term debt position has been reduced to $2.7 billion as of the end of the current fiscal year, down from $5.3 billion at the end of the prior year.  The company retired $150 million of domestic term debt in the fourth quarter of 2004.

Share Repurchase

            During the fourth quarter of 2004, the company repurchased 0.6 million common shares at a total cost of approximately $20 million, or an average price of $32.35 per share.  As of Jan. 1, 2005, the company had remaining authorization to repurchase approximately $480 million of common shares by Dec. 31, 2006, under its share repurchase program approved by the board of directors in October 2003.  As a result of the pending merger with Kmart Holding Corporation, the company has suspended its share repurchase program.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about the expected benefits of the business combination transaction with Kmart Holding Corporation, and future financial and operating results.  Such statements are based upon the current beliefs and expectations of Kmart's and Sears' management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

             The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Kmart and Sears stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; failure to quickly realize synergies and cost-savings from the transaction as a result of technical, logistical, competitive and other factors; disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; competitive conditions in retail and related services industries; changes in consumer confidence, tastes, preferences and spending; the availability and level of consumer debt; the successful execution of, and customer response to, strategic initiatives, including the full-line store strategy and the conversion and integration of the Kmart stores and other new store locations; the pace of growth in store locations, which may be higher or lower than anticipated; the possibility that new business and strategic options for one or more business segments will be identified, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; trade restrictions, tariffs, and other factors potentially affecting the ability to find qualified vendors and access products in an efficient manner; the ability to successfully implement initiatives to improve inventory management capabilities; anticipated cash flow; changes in interest rates; the outcome of pending legal proceedings and bankruptcy claims; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in any pension plans; volatility in financial markets; the terms and availability of debt financing; changes in debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; the impact of seasonal buying patterns, which are difficult to forecast with certainty; and general economic conditions and normal business uncertainty.  These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available.  Additional factors that could cause Kmart's and Sears' results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Forms 10-K of Kmart and Sears filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

Registration Statement

    Sears Holdings Corporation has filed a Registration Statement on Form S-4 with the SEC (Registration No. 333-120954) containing a preliminary joint proxy statement-prospectus regarding the proposed transaction.  Stockholders are urged to read the definitive joint proxy statement-prospectus regarding the proposed transaction when it becomes available, because it will contain important information.  Stockholders will also be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Sears Holdings, Kmart Holding and the company, without charge, at the SEC's Internet site (http://www.sec.gov).  Copies of the definitive joint proxy statement-prospectus and the filings with the SEC that will be incorporated by reference in the definitive joint proxy statement- prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084, Attention: Office of the Secretary, or to the company, 3333 Beverly Road, Hoffman Estates, Illinois, 60179, Attention: Office of the Secretary.

    The proposed directors and executive officers of Sears Holdings, the respective directors and executive officers of Kmart Holding and the company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Sears Holdings' proposed directors and executive officers, Kmart's and the company's directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement-prospectus contained in the above-referenced Registration Statement on Form S-4.

Webcast

Sears will webcast its fourth quarter earnings conference call at 10:30 a.m. EST/9:30 a.m. CST today.  Investors and the media are invited to listen to the call through the company's website at http://www.sears.com/investors , under "Presentations & Audio Archives" .   Software necessary to listen to the webcast (Windows Media or Real Player) can be downloaded from the webcast site.  Downloading the software may take up to 22 minutes with a 56k modem.  A telephone replay of the call will be available beginning at approximately 12:30 p.m. EST/11:30 a.m. CST today. The replay number is 1-866-507-6377, access code: 7327.  A replay of the conference call will also be available on the company's website at http://www.sears.com/investors , under "Presentations & Audio Archives".

About Sears

  Sears, Roebuck and Co. is a leading broadline retailer providing merchandise and related services. With revenues in 2004 of $36.1 billion, the company offers its wide range of home merchandise, apparel and automotive products and services through more than 2,300 Sears-branded and affiliated stores in the U.S. and Canada, which includes approximately 870 full-line and 1,100 specialty stores in the U.S. Sears also offers a variety of merchandise and services through sears.com, landsend.com and specialty catalogs.  Sears is the only retailer where consumers can find each of the Kenmore, Craftsman, DieHard and Lands' End brands together - among the most trusted and preferred brands in the U.S. The company is the largest provider of product repair services with more than 14 million service calls made annually.

# # #

SEARS, ROEBUCK AND CO.
CONSOLIDATED STATEMENT OF OPERATIONS

	For the 13 Weeks Ended	For the 14 Weeks Ended	For the 52 Weeks Ended	For the 53 Weeks Ended
(millions, except earnings per common share)	January 1, 2005	January 3, 2004	January 1, 2005	January 3, 2004

REVENUES
Merchandise sales and services	$ 11,105	$ 11,638	$ 35,718	$ 36,372
Credit and financial products revenues	124	616	381	4,752
Total revenues	11,229	12,254	36,099	41,124

COSTS AND EXPENSES
Cost of sales, buying and occupancy	8,039	8,218	26,004	26,231
Selling and administrative	2,278	2,445	8,245	9,083
Provision for uncollectible accounts	21	236	64	1,747
Depreciation and amortization	214	228	931	909
Interest, net	66	178	276	1,025
Loss on the early retirement of debt	-	791	-	791
Special charges and impairments	-	-	41	140
Total costs and expenses	10,618	12,096	35,561	39,926

Operating income	611	158	538	1,198
Other income, net	3	4,235	61	4,251

cumulative affect of accounting principle	614	4,393	599	5,449

Income taxes	(190)	(1,615)	(188)	(2,007)

Minority interest	(46)	(29)	(61)	(45)

Income before cumulative effect of change
in accounting principle	378	2,749	350	3,397

Cumulative effect of change in accounting principle	-	-	(839)	-

NET INCOME/(LOSS)	$ 378	$ 2,749	$ (489)	$ 3,397

EARNINGS/(LOSS) PER COMMON SHARE

Basic
Earnings per share before cumulative
effect of change in accounting principle	$ 1.79	$ 11.07	$ 1.64	$ 11.95

Cumulative effect of change in
accounting principle	$ -	$ -	$ (3.92)	$ -

Earnings/(loss) per share	$ 1.79	$ 11.07	$ (2.28)	$ 11.95

Diluted
Earnings per share before cumulative
effect of change in accounting principle	$ 1.76	$ 10.84	$ 1.61	$ 11.86

Cumulative effect of change in
accounting principle	$ -	$ -	$ (3.87)	$ -

Earnings/(loss) per share	$ 1.76	$ 10.84	$ (2.26)	$ 11.86

Average common equivalent shares outstanding	214.3	253.6	216.7	286.3

SEARS, ROEBUCK AND CO.
CONSOLIDATED BALANCE SHEET

(millions)
	January 1,	January 3,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$ 4,165	$ 9,057
Sears Canada credit card receivables	1,275	1,998
Less allowance for uncollectible accounts	36	42
Net credit card receivables	1,239	1,956
Other receivables	642	733
Merchandise inventories, net	5,549	5,335
Prepaid expenses, deferred charges and other current assets	493	407
Deferred income taxes	475	708
Total current assets	12,563	18,196

Property and equipment, net	6,716	6,788
Deferred income taxes	253	378
Goodwill	963	943
Tradenames and other intangible assets	1,285	710
Other assets	640	708
Total assets	$ 22,420	$ 27,723

Liabilities
Current liabilities
Short-term borrowings	$ 685	$ 1,033
Current portion of long-term debt and capitalized lease obligations	330	2,950
Merchandise payables	2,962	3,106
Income taxes payable	412	1,867
Other liabilities	3,146	2,950
Unearned revenues	1,081	1,244
Other taxes	581	609
Total current liabilities	9,197	13,759

Long-term debt and capitalized lease obligations	3,473	4,218
Pension and postretirement benefits	1,685	1,956
Minority interest and other liabilities	1,955	1,389
Total liabilities	16,310	21,322

Commitments and Contingent Liabilities

Shareholders' Equity
Common shares	323	323
Capital in excess of par value	3,534	3,519
Retained earnings	10,952	11,636
Treasury stock - at cost	(8,612)	(7,945)
Deferred ESOP expense	(2)	(26)
Accumulated other comprehensive loss	(85)	(1,106)
Total shareholders' equity	6,110	6,401
Total liabilities and shareholders' equity	$ 22,420	$ 27,723

Total common shares outstanding	215.7	230.4

SEARS, ROEBUCK AND CO.

Segment Statement of Operations

(millions)

For the 13 Weeks Ended January 1, 2005 and the 14 Weeks Ended January 3, 2004

	Domestic		Sears Canada		Consolidated
	2004	2003*	2004	2003	2004	2003

Merchandise sales and services	$ 9,627	$ 10,187	$ 1,478	$ 1,451	$ 11,105	$ 11,638
Credit and financial products revenues	-	526	124	90	124	616
Total revenues	9,627	10,713	1,602	1,541	11,229	12,254

Costs and expenses
Cost of sales, buying and occupancy	7,005	7,215	1,034	1,003	8,039	8,218
Selling and administrative	1,931	2,083	347	362	2,278	2,445
Provision for uncollectible accounts	-	228	21	8	21	236
Depreciation and amortization	181	198	33	30	214	228
Interest, net	39	149	27	29	66	178
Loss on the retirement of debt	-	791	-	-	-	791
Total costs and expenses	9,156	10,664	1,462	1,432	10,618	12,096

Operating income	$ 471	$ 49	$ 140	$ 109	$ 611	$ 158

Foreign currency exchange rate (quarterly average)			0.8210	0.7568

Net income					$ 378	$ 2,749

Earnings per share					$ 1.76	$ 10.84

Average shares outstanding					214.3	253.6

* Domestic segment detail for the 14 weeks ended January 3, 2004

		Retail &		Credit &		Corporate &	Total
		Related Services		Financial Products		Other	Domestic

Merchandise sales and services		$ 10,085		$ -		$ 102	$ 10,187
Credit and financial products revenues		-		526		-	526

Total revenues		10,085		526		102	10,713

Costs and expenses
Cost of sales, buying and occupancy		7,173		-		42	7,215
Selling and administrative		1,936		55		92	2,083
Provision for uncollectible accounts		-		228		-	228
Depreciation and amortization		188		1		9	198
Interest, net		35		96		18	149
Loss on the retirement of debt		-		791		-	791
Total costs and expenses		9,332		1,171		161	10,664
Operating income/(loss)		$ 753		$ (645)		$ (59)	$ 49

SEARS, ROEBUCK AND CO.

Segment Statement of Operations

(millions)

For the 52 Weeks Ended January 1, 2005 and the 53 Weeks Ended January 3, 2004

	Domestic		Sears Canada		Consolidated
	2004	2003**	2004	2003	2004	2003

Merchandise sales and services	$ 31,230	$ 32,214	$ 4,488	$ 4,158	$ 35,718	$ 36,372
Credit and financial products revenues	-	4,429	381	323	381	4,752
Total revenues	31,230	36,643	4,869	4,481	36,099	41,124

Costs and expenses
Cost of sales, buying and occupancy	22,800	23,313	3,204	2,918	26,004	26,231
Selling and administrative	7,038	7,956	1,207	1,127	8,245	9,083
Provision for uncollectible accounts	-	1,695	64	52	64	1,747
Depreciation and amortization	815	797	116	112	931	909
Interest, net	168	915	108	110	276	1,025
Loss on the retirement of debt	-	791	-	-	-	791
Special charges and impairments	41	140	-	-	41	140
Total costs and expenses	30,862	35,607	4,699	4,319	35,561	39,926

Operating income	$ 368	$ 1,036	$ 170	$ 162	$ 538	$ 1,198

Foreign currency exchange rate (annual average)			0.7701	0.7122

Income before cumulative effect of change
in accounting principle					$ 350	$ 3,397

Cumulative effect of change in accounting principle					$ (839)	$ -

Net (loss)/income					$ (489)	$ 3,397

(Loss)/earnings per share					$ (2.26)	$ 11.86

Average shares outstanding					216.7	286.3

** Domestic segment detail for the 53 weeks ended January 3, 2004

		Retail &		Credit &		Corporate &	Total
		Related Services		Financial Products		Other	Domestic

Merchandise sales and services		$ 31,842		$ -		$ 372	$ 32,214
Credit and financial products revenues		-		4,429		-	4,429
Total revenues		31,842		4,429		372	36,643

Costs and expenses
Cost of sales, buying and occupancy		23,164		-		149	23,313
Selling and administrative		6,898		645		413	7,956
Provision for uncollectible accounts		-		1,695		-	1,695
Depreciation and amortization		740		14		43	797
Interest, net		84		813		18	915
Loss on the retirement of debt		-		791		-	791
Special charges and impairments		128		-		12	140
Total costs and expenses		31,014		3,958		635	35,607

Operating income/(loss)		$ 828		$ 471		$ (263)	$ 1,036

SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION - INVENTORY, STORE COUNT AND SUMMARY OF CERTAIN SIGNIFICANT ITEMS

($ in millions, except earnings per share)

Domestic Inventories:
	January 1,	January 3,
	2005	2004

-LIFO	$ 4,875	$ 4,728
-FIFO	$ 5,414	$ 5,308

Domestic Retail Stores:
	January 1,	January 3,
	2005	2004
Full-line	873	871
Specialty	1,136	1,105
Lands' End	17	16
Total Domestic Retail Stores	2,026	1,992

Summary of Certain Significant Items Affecting the Consolidated Results:(1)

	For the 13 Weeks Ended January 1, 2005		For the 14 Weeks Ended January 3, 2004
	Pretax	Per Share	Pretax	Per Share
Significant Items:
Sears Canada securitization of receivables	$ (32)	$ (0.05)	$ -	$ -
Merger related costs	13	0.04	-	-
Negative carry related to Credit legacy debt	13	0.04	18	0.04
Gain on the sale of domestic Credit & Financial Products business	-	-	(4,143)	(10.38)
Gain on the sale of National Tire & Battery business	-	-	(81)	(0.20)
Loss on early retirement of debt	-	-	791	1.98
Summary of significant items	$ (6)	$ 0.03	$ (3,415)	$ (8.56)

Proforma effects on the prior year:
Divested Businesses:
Operating income	$ -	$ -	$ (155)	$ (0.39)
Zero-percent financing costs	-	-	28	0.07
Pro forma revenues earned under Citigroup alliance	-	-	13	0.03
Total divested businesses	-	-	(114)	(0.29)
Domestic retirement plan accounting change (2)	-	-	(588)	(1.47)
Summary of proforma effects on the prior year	$ -	$ -	$ (702)	$ (1.76)

Total	$ (6)	$ 0.03	$ (4,117)	$ (10.32)

Average common equivalent shares outstanding		214.3		253.6

(1) These items relate to the deconsolidation of Sears Canada's securitized receivables, costs associated with the pending merger with Kmart
Holding Corporation, results of operations of divested businesses and the change in accounting for domestic retirement plans. Items like these affect the Company's results from time to time. However, the amounts of these types of items vary significantly from period to period and have a disproportionate effect on the periods presented, which affects the comparability of the Company's financial performance. Management considers the total impact of these items, along with reported results, when they review and evaluate the Company's financial performance.

(2) Represents the effect on the 14 weeks ended January 3, 2004 assuming that the change in accounting for retirement plans occurred at the beginning of fiscal 2003.

SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION - INVENTORY, STORE COUNT AND SUMMARY OF CERTAIN SIGNIFICANT ITEMS

($ in millions, except earnings per share)

Summary of Certain Significant Items Affecting the Consolidated Results:(1)

	For the 52 Weeks Ended January 1, 2005		For the 53 Weeks Ended January 3, 2004
	Pretax	Per Share	Pretax	Per Share
Significant Items:
Cumulative effect of change in accounting for retirement plans	$ -	$ 3.87	$ -	$ -
Sears Canada securitization of receivables	(32)	(0.05)	-	-
Merger related costs	13	0.04	-	-
Curtailment gain on post-retirement medical plans	(30)	(0.10)	-	-
Negative carry related to Credit legacy debt and related debt
retirement costs	84	0.27	18	0.04
Employee termination costs	41	0.13	28	0.06
Charges associated with the refinement of TGI business strategy	-	-	141	0.31
Accelerated depreciation resulting from the CSC purchased
services transaction	39	0.13	-	-
Gain on the sale of domestic Credit & Financial Products business	-	-	(4,143)	(9.18)
Gain on the sale of National Tire & Battery business	-	-	(81)	(0.18)
Loss on early retirement of debt	-	-	791	1.75
Summary of significant items	$ 115	$ 4.29	$ (3,246)	$ (7.20)

Proforma effects on the prior year:
Divested Businesses:
Operating income	$ -	$ -	$ (1,299)	$ (2.88)
Zero-percent financing costs	-	-	211	0.47
Pro forma revenues earned under Citigroup alliance	-	-	125	0.28
Total divested businesses	-	-	(963)	(2.13)
Domestic retirement plan accounting change (2)	-	-	(537)	(1.19)
Summary of proforma effects on the prior year	$ -	$ -	$ (1,500)	$ (3.32)

Total	$ 115	$ 4.29	$ (4,746)	$ (10.52)

Average common equivalent shares outstanding		216.7		286.3

(1) These items relate to the deconsolidation of Sears Canada's securitized receivables, costs associated with the pending merger with Kmart
Holding Corporation, the Company's refinement of the business strategy for The Great Indoors, the results of operations of divested businesses and the change in accounting for domestic post-retirement medical and retirement plans. Items likes these affect the Company's results from time to time. However, the amounts of these types of items vary significantly from period to period and have a disproportionate effect on the periods presented, which affects the comparability of the Company's financial performance. Management considers the total impact of these items, along with reported results, when they review and evaluate the Company's financial performance.

(2) Represents the effect on the 53 weeks ended January 3, 2004 assuming that the change in accounting for retirement plans occurred at the beginning of fiscal 2003